SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RED METAL RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada	20-2138504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

195 Park Avenue Thunder Bay, Ontario, Canada	P7B 1B9
(Address of principal executive offices)	(Zip Code)

Red Metal Resources Ltd. 2011 Equity Incentive Plan
(Full title of the plan)

Caitlin Jeffs Red Metal Resources Ltd. 195 Park Avenue Thunder Bay, Ontario, Canada P7B 1B9
(Name and address of agent for service)

(807) 345-7384
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock	1,600,000	$0.60	$960,000	$111.46

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Red Metal Resources Ltd. 2011 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the last sale price of the registrant’s common stock as reported by the OTCBB on September 20, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Red Metal Resources Ltd. 2011 Equity Incentive Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired from Red Metal Resources Ltd. by the persons listed as selling shareholders.

PROSPECTUS

RED METAL RESOURCES LTD.

690,000 SHARES OF COMMON STOCK

This prospectus relates to the proposed resale from time to time of up to 690,000 shares of common stock by the selling shareholders whose names are set forth in this prospectus.

We will not receive any of the proceeds from the sale of these securities by the selling shareholders.  However, if all of the options held by the selling shareholders were exercised in order to purchase the shares of common stock registered under this registration statement, we would receive total proceeds of $345,000.

Our common stock currently is listed on the OTC Bulletin Board under the symbol “RMES”.  On September 21, 2011, the last sale price of our common stock was $0.60.

An investment in our securities involves a high degree of risk.  You should purchase our securities only if you can afford a complete loss of your investment.  See “Risk Factors” beginning at page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2011

Table of Contents

Summary of Our Business	1
Forward-Looking Statements	1
Risk Factors	2
Use of Proceeds	2
Selling Shareholders and Plan of Distribution	2
Disclosure of Commission Position on Indemnification
For Securities Act Liabilities	3
Where You Can Find More Information	4
Incorporation of Certain Documents by Reference	4
Legal Matters	5
Experts	5

SUMMARY OF OUR BUSINESS

We are a start-up exploration stage company without operations.  We are in the business of acquiring and exploring mineral claims. All of our claims are located in the III Region of Atacama, Chile. We have not determined whether our claims contain mineral reserves that are economically recoverable.   We have not produced revenues from our principal business and are considered an exploration stage company as defined by “Accounting and Reporting by Development Stage Enterprises.”

Our ability to realize a return on our investment in mineral claims depends upon whether we maintain the legal ownership of the claims. Title to mineral claims involves risks inherent in the process of determining the validity of claims and the ambiguous transfer history characteristic of many mineral claims.  To the best of our knowledge, and after consultation with an attorney knowledgeable in the practice of mining, we believe that we have taken the steps necessary to ensure that we have good title to our mineral claims.  We have had our contracts and deeds notarized, recorded in the registry of mines and published in the mining bulletin and we review the mining bulletin regularly to determine whether other parties have staked claims over our ground.  We have discovered no such claims.

In Chile, we have both pedimento and mensura claims.  We cannot guarantee that any of our pedimento claims will convert to mensura claims. Some of our pedimentos are still in the registration process and some are in the manifestacion stage. We may decide, for geologic, economic or other reasons, not to complete a registration or manifestacion or to abandon a claim after it is registered.  Some of our pedimentos may have been staked over other owners’ claims as permitted by the Chilean mining code.  Our pedimento rights in these claims will not crystallize unless the owners of the underlying claims fail to pay their taxes or otherwise forfeit their interests in their claims.  Our purpose in over-staking is to claim free ground around others’ claims and to have the first right to forfeited claims if we want them.  Over-staking is easier and less costly than staking available ground around claims and ensures that all available ground is covered that might otherwise be missed.

We have a close working relationship with Minera Farellon Limitada, a Chilean company owned equally by Kevin Mitchell, Polymet’s legal representative in Chile, and Richard Jeffs, the father of our president, who holds more than 5% of our shares of common stock.  Minera Farellon investigates potential claims and often ties them up, by staking new claims, optioning or buying others’ claims, all at its own cost.  This gives us an opportunity to review the claims to decide whether they are of interest to us.  If we are interested, then we either proceed to acquire an interest in the property directly from the owner, or, if Minera Farellon has already obtained an interest, we take an option to acquire its interest.

FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain “forward-looking statements”.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed in the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our 2011 Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus as well as the following:

•	general economic conditions, because they may affect our ability to raise money
•	our ability to raise enough money to continue our operations
•	changes in regulatory requirements that adversely affect our business
•	changes in the prices for minerals that adversely affect our business
•	political changes in Chile, which could affect our interests there
•	other uncertainties, all of which are difficult to predict and many of which are beyond our control

You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.  We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

RISK FACTORS

Investing in our common stock involves risks that could affect us and our business, as well as the industry in which we operate. Please see the risk factors in our Annual Report on Form 10-K, for the year ended January 31, 2011, which is incorporated by reference into this reoffer prospectus as well as additional periodic reports we file with the Commission. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common stock, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this reoffer prospectus, the registration statement accompanying this reoffer prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common stock and your investment in our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from this offering.  If the selling shareholders were all to exercise their options to acquire the common stock sold pursuant to this resale prospectus, we would receive proceeds in the amount of $345,000.

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the “selling shareholders”).  The names of the selling shareholders are set forth below.

We are registering the common stock covered by this prospectus for the selling shareholders.  As used in this prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests.  We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all.  The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices.  The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers.  The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes.  We will pay all other expenses incident to the registration of the common stock.  The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus.  The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates.  The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.

Selling Shareholder	Shares beneficially held before the Offering(1)	Shares being Offered	Shares held after the Offering	Percentage of Shares Beneficially Owned after the Offering(3)
Caitlin Jeffs	2,835,329(2)	230,000	2,605,329	15.30%
Michael Thompson	1,229,611(2)	230,000	999,611	5.87%
John Da Costa	1,240,358	230,000	1,010,358	5.87%
Total	5,305,298	690,000	4,615,298

(1) The totals included in this column include common stock beneficially owned by the selling shareholders.  Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a selling shareholder exercises sole or shared voting or investment powers, or shares of common stock which a selling shareholder has the right to acquire at any time within 60 days of the date of this prospectus.
(2) This number includes 830,087 shares of common stock owned by Fladgate Exploration Consulting Corp. which is controlled by Caitlin Jeffs and Michael Thompson.
(3) Assumes that each selling shareholder sells all shares registered under this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the “SEC”).  We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC.  We file our annual, quarterly and current reports and other information with the SEC.  You can inspect and, if you pay the appropriate fees, copy the Registration Statement as well as reports and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents are hereby incorporated by reference into this prospectus:

(a)           The Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed with the SEC on May 2, 2011, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)           The Quarterly Reports on Form 10-Q for the quarters ended April 30, 2011 and July 31, 2011, filed with the SEC on June 14, 2011 and September 14, 2011, respectively;

(c)           The Current Reports on Form 8-K filed with the SEC on March 21, 2011, April 11, 2011 and September 7, 2011;

(d)           The description of our common stock included in the Form 10 filed with the SEC on February 12, 2010, which is incorporated herein by reference; and

(e)            In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon written or oral request at no cost to the requester.  the name, address, and telephone number to which the request for this information must be made is:

Red Metal Resources Ltd.
195 Park Avenue
Thunder Bay, Ontario, Canada P7B 1B9
Attn.:  Chief Executive Officer
(807) 345-7384

LEGAL MATTERS

Legal matters in connection with this offering, including, without limitation, the validity of the common stock offered hereby, are being passed upon for us by Richardson & Patel LLP, Los Angeles, California.

 EXPERTS

Dale Matheson Carr-Hilton LaBonte, LLP, an independent registered public accounting firm, audited our financial statements at January 31, 2011 and 2010, as set forth in their report.  We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Dale Matheson Carr-Hilton LaBonte, LLP, given on their authority as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a)           The Annual Report on Form 10-K for the fiscal year ended January 31, 2011, filed by the registrant with the SEC on May 2, 2011, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)           The Quarterly Reports on Form 10-Q for the quarters ended April 30, 2011 and July 31, 2011, filed by the registrant with the SEC on June 14, 2011 and September 14, 2011, respectively;

(c)           The Current Reports on Form 8-K filed by the registrant with the SEC on March 21, 2011, April 11, 2011 and September 7, 2011;

(d)           The description of the registrant’s common stock included in the Form 10 filed with the Commission on February 12, 2010, which is incorporated herein by reference; and

(e)           All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.                  Description of Securities.

Not applicable.

Item 5.                   Interests of Named Experts and Counsel.

Not applicable.

Item 6.                   Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Item 7.                   Exemption From Registration

Not applicable.

Item 8.                   Exhibits.

5.1	Opinion regarding legality
10.1	Red Metal Resources Ltd. 2011 Equity Incentive Plan
23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)

Item 9.                   Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Thunder Bay, Ontario, Canada, on this 22 day of September 2011.

Red Metal Resources Ltd.

By:	/s/ Caitlin Jeffs
Caitlin Jeffs, Chief Executive Officer

By:	/s/ John Da Costa
John Da Costa, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated: September 22, 2011	/s/ Caitlin Jeffs
Caitlin Jeffs, Chief Executive Officer and Director

Dated: September 22, 2011	/s/ John Da Costa
John Da Costa, Chief Financial Officer

Dated: September 22, 2011	/s/ Michael Thompson
Michael Thompson, Director